Dated	2008

(1)	ZOO GAMES, INC

(2)	BARRY HATCH and IAN CLIFFORD STEWART

(3)	ZOO DIGITAL PUBLISHING LIMITED, solely for purposes of Clause 6.5 hereof

AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF ZOO DIGITAL PUBLISHING LIMITED

CONTENTS

1	Definitions and interpretation	3
2	Sale and purchase	5
3	Consideration	5
4	Completion	5
5	Warranties	6
6	Further undertakings and obligations of the Seller	8
7	Notices	10
8	General	10

Exhibit - Payments Schedule		12

THIS AGREEMENT is made on	2008

BETWEEN:

(1)	ZOO GAMES, INC of 770 Broadway, 2nd Floor, Suite 210, New York, NY 10003 (the “Seller”);

(2)	BARRY HATCH of 37 Twentywell View, Bradway, Sheffield, South Yorkshire S17 4PX (“Mr Hatch”);
IAN CLIFFORD STEWART of Osborn House, Padley Hill, Grindleford, Hope Valley, Derbyshire S32 2HQ (“Mr Stewart”)

(together, the “Buyers” and each a“Buyer”); and

(3)	ZOO DIGITAL PUBLISHING LIMITED of Arundel Court, 177 Arundel Street, Sheffield, S1 2NU, United Kingdom.

IT IS AGREED as follows:

1	Definitions and interpretation

1.1	In this agreement, including the schedule, the following words and expressions have the following meanings unless the context otherwise requires:

“Business Day”
a day other than a Saturday or Sunday or public holiday in England;

“Buyer’s Solicitors”
Halliwells LLP of City Plaza Pinfold Street, Sheffield, S1 2GU;

“Common Stock”
common stock of Driftwood Ventures, Inc. (“DFTW”);

“Company”
Zoo Digital Publishing Limited (company number 05701472);

“Completion”
completion of the sale and purchase of the Shares in accordance with this agreement;

“Encumbrance”
a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, right of set-off, third-party right or interest, assignment by way of security, other encumbrance or security interest of any kind or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect howsoever arising;

“Loan Note Instrument”
the loan note instrument created by the Seller on 4 April 2008 as amended on 30 July 2008;

“Loan Notes”
outstanding loan notes held by the Buyers pursuant to the Loan Note Instrument;

“Payments Schedule”
the list, in the agreed form attached as the Exhibit hereto, setting out payments to be made between the Company and the Seller or its group companies post-Completion;

“Share Purchase Agreement”
the agreement dated 4 April 2008 between the Buyers and the Seller by which the Seller acquired the Shares in the Company from the Buyers; and

“Shares”
100 ordinary shares of £1.00 each in the capital of the Company, comprising the whole of the issued share capital of the Company;

“UK Distribution Agreement”
the distribution agreement to be entered into between the Company and Zoo Publishing, Inc., a New Jersey corporation, in the agreed form; and

“US Distribution Agreement”
the distribution agreement to be entered into between Zoo Publishing Inc., a New Jersey corporation and the Company, in the agreed form.

1.2	In this agreement, a reference to:

1.2.1	a document in the “agreed form” is a reference to a document in a form approved and, for the purposes of identification, signed by or on behalf of each party;

1.2.2
a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this agreement and any subordinate legislation made under the statutory provision before or after the date of this agreement;

1.2.3
a person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

1.2.4
a party means a party to this agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

1.2.5	a clause, or paragraph , unless the context otherwise requires, is a reference to a clause or paragraph of this agreement; and

1.2.6
this agreement or any provision of this agreement or any document are to this agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this agreement or that document or with the agreement of the relevant parties.

1.3	The contents table and headings in this agreement are for convenience only and do not affect its interpretation.

1.4	Words importing the singular include the plural and vice versa and words importing a gender include every gender.

2	Sale and purchase

2.1	The Seller shall sell with full title guarantee and free from any Encumbrance, and the Buyers shall each purchase 50% of the Shares.

2.2	Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 shall have no effect for the purposes of this agreement.

2.3
Title to, beneficial ownership of and any risk attaching to the Shares shall pass to the Buyers on Completion and the Shares shall be sold and purchased together with all rights and benefits attached to or accruing to them at or at any time after Completion.

2.4	The Buyers shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

2.5
The Seller irrevocably waives any right of pre-emption or other right or restriction on transfer in respect of any of the Shares conferred on it (whether under the articles of association of the Company or otherwise) and shall procure the irrevocable waiver of any such right or restriction conferred on any other person who is not a party to this agreement.

3	Consideration

3.1
The Consideration shall be the agreement of the parties to the immediate termination of the Share Purchase Agreement, including all the unsatisfied or unperformed obligations of the parties thereunder and all restrictions and covenants, and it is hereby agreed that all provisions of the Share Purchase Agreement are terminated with immediate effect.

3.2	The Buyers shall also return to the Seller as appropriate the following amounts of Common Stock:-

3.2.1
Mr Stewart an aggregate of 1,107,967 shares of Common Stock, of which 161,444 shares (the “Stewart Escrow Shares”) are currently being held in escrow by American Stock Transfer & Trust Company (the “Escrow Agent”); and

3.2.2	Mr Hatch 778,238 shares of Common Stock, of which 128,472 shares (the “Hatch Escrow Shares”) are currently being held in escrow by the Escrow Agent.

Collectively, the foregoing shares of Common Stock are known as the “DFTW Shares”.

4	Completion

4.1	Completion shall take place at the office of the Buyer’s Solicitors on the date of this agreement when:

4.1.1	the Seller shall deliver to the Buyers:

(a)	executed transfers transferring the Shares to the Buyers;

(b)	the share certificates for the Shares or an indemnity in the agreed form in respect of any missing certificates;

(c)	letters of resignation of directors, executed as deeds and in the agreed form; and

(d)	the statutory and minute books of the Company;

4.1.2	the Buyers shall deliver to the Seller:

(a)	executed transfers transferring the DFTW Shares to the Seller free and clear of any Encumbrances;

(b)	the certificates relating to the DFTW Shares, together with appropriate stock powers duly signed in blank;

(c)	appropriate documents cancelling the Buyers’ respective rights to the Hatch Escrow Shares and the Stewart Escrow Shares to the Common Stock held in escrow; and

(d)	the original Loan Notes;

4.1.3	the Seller shall procure that a meeting of the board of directors of the Company is held at which the directors shall:

(a)	vote in favour of the registration of the Buyers as members of the Company in respect of the Shares (subject to the production of properly stamped transfers); and

(b)	accept the resignations referred to in clause 4.1.1(c) above.

4.2	The Parties shall procure that the UK Distribution Agreement and the US Distribution Agreement are executed in accordance with their terms.

4.3	The Parties shall procure that the payments are made in accordance with the Payments Schedule.

5	Warranties

5.1	The Seller warrants to the Buyers that:

5.1.1	it has full power and authority and has taken all action necessary to enable it to enter into and perform this agreement;

5.1.2	this agreement constitutes valid legal and binding obligations on it in accordance with its terms;

5.1.3	it is the only legal and beneficial owner of the Shares;

5.1.4	the Shares comprise the whole of the Company’s allotted and issued share capital, and have been properly allotted and issued and are fully paid or credited as fully paid;

5.1.5	there is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Shares or any unissued shares in the capital of the Company;

5.1.6
there is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the Seller in relation to any of the Shares or in relation to the Seller’s entitlement to dispose of any of the Shares and, so far as the Seller is aware, there is no fact or circumstance which might give rise to any such proceedings or dispute;

5.1.7
the Seller is not insolvent or unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986), no order or application has been made or resolution passed for the winding up of the Seller or for the appointment of a provisional liquidator to the Seller or for an administration order in respect of the Seller and no action is being taken by the registrar of companies to strike the Seller off the register under section 652 of the Companies Act 1985; and

5.1.8	all the Games and Intellectual Property as defined in the Share Purchase Agreement remain vested in the Company to the extent they were at the date of the Share Purchase Agreement.

5.2	Each Buyer severally warrants to the Seller that:

5.2.1	he has full power and authority and has taken all action necessary to enable him to enter into and perform this agreement;

5.2.2	this agreement constitutes valid legal and binding obligations on him in accordance with its terms;

5.2.3	he is the only legal and beneficial owner of the applicable DFTW Shares;

5.2.4	there is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the applicable DFTW Shares; and

5.2.5
there is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against him in relation to any of the shares of Common Stock such Buyer is transferring back to the Seller or in relation to such Buyer’s entitlement to dispose of any of the applicable DFTW Shares and, so far as such Buyer is aware, there is no fact or circumstance which might give rise to any such proceeding or dispute.

5.3	Each of the warranties in clause 5.1 and 5.2 is to be construed independently and is not limited by the terms of any of the other warranties or any other provision of this agreement.

5.4	No knowledge relating to the Company or the Shares (actual, constructive or imputed) shall prevent or limit a claim made by the Buyers for breach of clause 5.1.

6	Further undertakings and obligations of the Seller and of the Buyers

6.1	Waiver of claims by the Seller

The Seller confirms that at the date of this agreement:

6.1.1
neither it nor any person connected with it has any claim against the Company on any account whatsoever other than amounts owed in the normal and ordinary course of business or as set out on the Payments Schedule;

6.1.2
there are no agreements or arrangements under which the Company has any actual, contingent or prospective obligation to or in respect of it or any person connected with it other than in the normal and ordinary course of business; and

6.1.3
any claim which it or any person connected with it has against the Company (save as set out in the Payments Schedule), is hereby waived in full, any obligation owed to it or any such connected person by the Company is hereby released and it indemnifies the Buyer and the Company against any loss, liability or cost incurred in connection with any such claim or obligation.

6.2	Waiver of claims by the Buyers

The Buyers confirm that at the date of this agreement;

6.2.1
neither they nor any person connected with them have any claim against the Seller on any account whatsoever other than amounts owed in the normal and ordinary course of business or as set out on the Payments Schedule;

6.2.2
there are no agreements or arrangements under which the Seller has any actual, contingent or prospective obligation to or in respect of them or any person connected with them other than in the normal and ordinary course of business; and

6.2.3
any claim which they or any person connected with them has against the Seller (save as set out in the Payments Schedule), is hereby waived in full, any obligations owed to them or any such connected person by the Seller is hereby released and they indemnify the Seller against any loss, liability or cost incurred in connection with any such claim or obligation.

6.3	Further assurance

The Seller covenants with the Buyers that it will at its own cost do everything possible to give the Buyers full and unrestricted legal and beneficial title to the Shares and to give effect to the provisions of this agreement including, on receiving the relevant Buyer’s reasonable request:

6.3.1	doing and executing, or arranging for the doing and executing of, each act, document and thing necessary to implement this agreement; and

6.3.2
giving to the relevant Buyer all information it possesses or to which it have access relating to the Company’s business and allowing the relevant Buyer to copy any document containing that information.

In addition, the Buyers agree that they will do everything possible to give the Seller full and unrestricted legal and beneficial title to the Driftwood Shares and to give effect to the provisions of this agreement, including, on receiving the Seller’s reasonable request, doing and executing, or arranging for the doing and executing of, each act, document and thing necessary to implement this agreement.

6.4	Dealing with Shares pending registration

The Seller undertakes to the Buyers that for so long as it remains the registered holder of any of the Shares after Completion it will:

6.4.1
hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyers;

6.4.2	deal with and dispose of the Shares and all such dividends, distributions and rights as the Buyers may direct;

6.4.3	vote at all meetings which they shall be entitled to attend as the registered holder of the Shares in such manner as the Buyers shall direct; and

6.4.4	execute all instruments of proxy or other documents which the Buyers may require to enable the Buyers to attend and vote at any such meeting,

and, for the purpose of giving effect to clause this clause 6.4 the Seller hereby appoints the Buyers to be its attorney in its name and on its behalf to exercise all or any of the rights in relation to the Shares as the Buyers in their absolute discretion see fit from Completion to the day on which the Buyers are registered in the register of members of the Company as the holders of the relevant Shares.

6.5
The Company agrees with the Seller and the Buyers agree to procure that no later than 12 months from Completion they will change the name of the Company to a name not using the word “Zoo” or anything potentially confusingly similar to “Zoo Games” or Zoo Publishing.” Prior to the date on which Buyers change the name of the Company:

6.5.1
the Buyers will comply with Section 9(a) of the UK Distribution Agreement and will indemnify and hold harmless the Seller against any claims, damages, losses or liabilities relating to or arising from a breach of such provisions; and

6.5.2
the Buyers shall procure the assignment by the Company to the Seller of all right, title and interest which the Company has in and to the Community Trademark application No. CTM006915541 and the trademark ZOO GAMES together with the goodwill of the business symbolised by and associated with said trademark.

6.6	The Buyers further acknowledge that the Company not the Seller is responsible to the bank which supplies banking facilities to the Company.

7	Notices

Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it by hand or sending it by pre-paid first class post to the party due to receive it at their address set out in this agreement or to such other address as was last notified in writing to the other parties. In the absence of evidence of earlier receipt, any notice given pursuant to this clause shall be deemed to have been received:

7.1	if delivered by hand, at the time of actual delivery to the address referred to above in this clause 7; and

7.2	in the case of first class post, two Business Days after the date of posting.

8	General

8.1	No announcement shall be made in respect of the subject matter of this agreement unless it is specifically agreed between the parties or is required by law.

8.2
No party shall assign, transfer, charge, make the subject of a trust or deal in any other manner with this agreement or any of its rights under this agreement without the prior written consent of the others.

8.3	This agreement shall be binding on and shall inure for the benefit of each party’s successors and permitted assignees.

8.4
A variation of this agreement is valid only if it is in writing and signed by or on behalf of each party. The Buyers and the Seller shall not be required to obtain the consent of the Company or any other third party on whom a benefit is conferred under this agreement to the termination or variation of this agreement or to the waiver or settlement of any right or claim arising under it.

8.5
The failure or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of that (or any other) right or remedy. No single or partial exercise of a right or remedy provided by this agreement or by law prevents the further exercise of that (or any other) right or remedy.

8.6	The Buyers’ rights and remedies contained in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

8.7	Except to the extent that they have been performed or where this agreement provides otherwise, the obligations contained in this agreement remain in force after Completion.

8.8
This agreement, together with all agreements entered into or to be entered into pursuant to the terms of this agreement, constitutes the entire agreement between the parties in connection with the matters dealt with therein and (save in respect of fraudulent misrepresentation) supersedes and extinguishes all previous agreements between the parties (whether orally or in writing) in connection with the matters dealt with therein.

8.9
Each provision of this agreement is severable and distinct from the others. If any provision is or at any time becomes to any extent or in any circumstances invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances be deemed not to form part of this agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this agreement shall not be affected or impaired and shall remain valid and enforceable.

8.10	This agreement may be executed in any number of counterparts each of which when executed and delivered is an original but all the counterparts together shall constitute the same document.

8.11
This agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English courts. Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement and agrees not to claim that the English courts are not a convenient or appropriate forum.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS whereof the parties have executed this agreement as a deed and it is hereby delivered on the day and year first before written.

EXECUTED AND DELIVERED AS A DEED BY
ZOO GAMES, INC
acting by

/s/ Mark Seremet
Mark Seremet
President

/s/ Evan Gsell
Evan Gsell
Secretary

EXECUTED AND DELIVERED AS A DEED BY
ZOO DIGITAL PUBLISHING LIMITED
acting by

BARRY HATCH

/s/ Barry Hatch	in the presence of:
Barry Hatch
Director
/s/ Stephen Bailey
Witness signature
Stephen Bailey
Witness name

71 Abbey Lane
Sheffield, S11 9ND
Witness address

Manager
Witness occupation

and
IAN CLIFFORD STEWART

/s/ Ian Clifford Stewart	in the presence of:
Ian Clifford Stewart
Director	/s/ Stephen Bailey
Witness signature

Stephen Bailey
Witness name

71 Abbey Lane
Sheffield, S11 9ND
Witness address

Manager
Witness occupation